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Exhibit 99.2

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures, ratios, and trends used in managing the business, may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. See the Table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the three months ended December 31, 2003, and December 31, 2002. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures

Fourth Quarter
(UNAUDITED)
(In Millions, except per share data and margins)

	Three Months Ended December 31, 2003				Three Months Ended December 31, 2002
		Items Impacting Results
				After Considering Items (Non-GAAP)			After Considering Items (Non-GAAP)		% Change — After Considering Items (Non-GAAP)
	Reported (GAAP)	Charges Related to Streamlining Initiatives	Charges Primarily Related to the Write Down of Assets in Latin America		Reported (GAAP)	Items Impacting Results		% Change — Reported (GAAP)
Net Operating Revenues	$5,176			$5,176	$4,795		$4,795	8%	8%
Cost of goods sold	1,850			1,850	1,701		1,701	9%	9%

Gross Profit	3,326			3,326	3,094		3,094	7%	7%
Selling, general and administrative expenses	1,945			1,945	1,804		1,804	8%	8%
Other operating charges	289	$(289)		—	—		—	—	—

Operating Income	1,092	289		1,381	1,290		1,290	(15)%	7%
Interest income	38			38	53		53	(28)%	(28)%
Interest expense	48			48	43		43	12%	12%
Equity income	81		$7	88	34		34	138%	159%
Other income (loss) — net	(39)			(39)	(61)		(61)	—	—

Income Before Income Taxes	1,124	289	7	1,420	1,273		1,273	(12)%	12%
Income taxes	197	92	—	289	343		343	(43)%	(16)%

Net Income	$927	$197	$7	$1,131	$930		$930	0%	22%

Diluted Net Income Per Share	$0.38	$0.08	$—	$0.46	$0.38		$0.38	0%	21%

Average Shares Outstanding — Diluted	2,452	2,452	2,452	2,452	2,478		2,478	(1)%	(1)%

Gross Margin	64.3%			64.3%	64.5%		64.5%
Operating Margin	21.1%			26.7%	26.9%		26.9%
Effective Tax Rate	17.5%			20.4%	26.9%		26.9%

Note: Items to consider for comparability include primarily charges, gains, and accounting changes. Charges and accounting changes negatively impacting net income are reflected as increases to reported net income. Gains positively impacting net income are reflected as deductions to reported net income.

The Company reports its financial results in accordance with generally accepted accounting principles (GAAP). However, management believes that certain non-GAAP performance measures, ratios, and trends used in managing the business, may provide users of this financial information additional meaningful comparisons between current results and results in prior operating periods. See the Table below for supplemental financial data and corresponding reconciliations to GAAP financial measures for the twelve months ended December 31, 2003, and December 31, 2002. Non-GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP.

THE COCA-COLA COMPANY AND SUBSIDIARIES
Reconciliation of GAAP to Non-GAAP Financial Measures

Full Year
(UNAUDITED)
(In Millions, except per share data and margins)

	Twelve Months Ended December 31, 2003						Twelve Months Ended December 31, 2002
		Items Impacting Results						Items Impacting Results
	Reported (GAAP)	Charges Related to Streamlining Initiatives	Gain on Vitamin Settlement	Gains on Issuances of Stock by Equity Investees	Charges Primarily Related to the Write Down of Assets in Latin America	After Considering Items (Non-GAAP)	Reported (GAAP)	SFAS 142 Accounting Change	Gain on Sale of Kaiser	Charges Primarily Related to Investments in Latin America	After Considering Items (Non-GAAP)	% Change — Reported (GAAP)	% Change — After Considering Items (Non-GAAP)
Net Operating Revenues	$21,044					$21,044	$19,564				$19,564	8%	8%
Cost of goods sold	7,762		$52			7,814	7,105				7,105	9%	10%

Gross Profit	13,282		(52)			13,230	12,459				12,459	7%	6%
Selling, general and administrative expenses	7,488					7,488	7,001				7,001	7%	7%
Other operating charges	573	$(561)			$(12)	—	—				—	—	—

Operating Income	5,221	561	(52)		12	5,742	5,458				5,458	(4)%	5%
Interest income	176					176	209				209	(16)%	(16)%
Interest expense	178					178	199				199	(11)%	(11)%
Equity income	406				102	508	384		$(21)	$33	396	6%	28%
Other income (loss) — net	(138)					(138)	(353)		(22)	157	(218)	—	—
Gains on issuances of stock by equity investees	8			$(8)		—	—				—	—	—

Income Before Income Taxes and Cumulative Effect of Accounting Change	5,495	561	(52)	(8)	114	6,110	5,499		(43)	190	5,646	—	8%
Income taxes	1,148	187	(18)	(3)	3	1,317	1,523		(14)	14	1,523	(25)%	(14)%

Net Income Before Cumualtive Effect of Accounting Change	4,347	374	(34)	(5)	111	4,793	3,976		(29)	176	4,123	9%	16%
Cumulative effect of accounting change, net of income taxes
SFAS No. 142: Company Operations							(367)	$367			—	—	—
Equity Investees							(559)	559			—	—	—

Net Income	$4,347	$374	$(34)	$(5)	$111	$4,793	$3,050	$926	$(29)	$176	$4,123	43%	16%

Diluted Net Income Per Share Before Cumulative Effect	$1.77	$0.15	$(0.01)	$—	$0.05	$1.95 *	$1.60	$—	$(0.01)	$0.07	$1.66	11%	17%

Diluted Net Income Per Share	$1.77	$0.15	$(0.01)	$—	$0.05	$1.95 *	$1.23	$0.37	$(0.01)	$0.07	$1.66	44%	17%

Average Shares Outstanding — Diluted	2,462	2,462	2,462	2,462	2,462	2,462	2,483	2,483	2,483	2,483	2,483	(1)%	(1)%

Gross Margin	63.1%					62.9%	63.7%				63.7%
Operating Margin	24.8%					27.3%	27.9%				27.9%
Effective Tax Rate	20.9%					21.6%	27.7%				27.0%

Note: Items to consider for comparability include primarily charges, gains, and accounting changes. Charges and accounting changes negatively impacting net income are reflected as increases to reported net income. Gains positively impacting net income are reflected as deductions to reported net income.

*  Per share amounts do not add across due to rounding.

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THE COCA-COLA COMPANY AND SUBSIDIARIES Reconciliation of GAAP to Non-GAAP Financial Measures